                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Collagen Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              COLLAGEN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                              COLLAGEN CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 29, 1997

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of COLLAGEN CORPORATION, a Delaware corporation (the "Company"), will be held on Wednesday, October 29, 1997 at 10:00 a.m., local time, at the Company's principal offices located at 2500 Faber Place, Palo Alto, California 94303, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To approve an amendment to the Company's 1985 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 100,000 shares to an aggregate of 700,000 shares and to permit participants to purchase up to 3,000 shares during any offering period.

     3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 1998.

     4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on September 5, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                          Very truly yours,

                                          Craig W. Johnson
                                          Secretary

Palo Alto, California
September 26, 1997

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY.

                              COLLAGEN CORPORATION

                            ------------------------

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Collagen Corporation (the "Company" or "Collagen") for use at the Annual Meeting of Stockholders to be held Wednesday, October 29, 1997 at 10:00 a.m., local time, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal offices located at 2500 Faber Place, Palo Alto, California 94303. The Company's telephone number at its principal executive offices is (650) 856-0200.

     These proxy solicitation materials were mailed on or about September 26, 1997 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

     Stockholders of record of the Company's Common Stock at the close of business on September 5, 1997 are entitled to notice of, and to vote at, the Annual Meeting. At the September 5, 1997 record date, 8,822,064 shares of the Company's Common Stock were issued and outstanding, exclusive of shares held by the Company as treasury stock.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Company (Attention:
Norman L. Halleen, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Holders of shares of Common Stock are entitled to one vote per share on all matters, except that all such holders are entitled to cumulate their votes in the election of directors.

     Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate the number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or may distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than six candidates. However, no stockholder shall be entitled to cumulate votes unless the names of the candidates for which votes are being cumulated have been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of the stockholder's intention to cumulate the stockholder's votes. On all other matters, each share of Common Stock has one vote.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except with respect to the election of directors where cumulative voting is invoked and except in certain other specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy.

The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted for the election of directors, for approval of the amendments to the Collagen Corporation 1985 Employee Stock Purchase Plan, for ratification of the appointment of the designated independent auditors, and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting must be received by the Company no later than May 29, 1998 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

NOMINEES

     A board of six directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's six nominees named below, all of whom are currently directors of the Company. Directors Roger H. Salquist and Dr. Rodney Perkins have indicated that they will not stand for re-election at the Annual Meeting and, accordingly, have submitted their resignations from the Board, effective immediately prior to the Annual Meeting. In light of this, the Board of Directors in September 1997 approved an amendment to the Company's bylaws to decrease the size of the Board of Directors to six directors effective upon the resignation of directors Salquist and Perkins from the Board of Directors.

     In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is expected that all nominees will be able and willing to serve as directors. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until such director's successor has been elected and qualified.

     The names of the nominees, and certain information about them as of September 5, 1997, are set forth below:

                                                                                       DIRECTOR
     NAME OF NOMINEE       AGE                   PRINCIPAL OCCUPATION                   SINCE
-------------------------  ---     ------------------------------------------------    --------
Gary S. Petersmeyer        50      President and Chief Executive Officer of the          1995
                                   Company
Anne L. Bakar              40      President and Chief Executive Officer of              1993
                                   Telecare Corporation (a provider of in-patient
                                   psychiatric services)
John R. Daniels, M.D.      59      Associate Professor of Medicine, University of        1977
                                   Southern California
William G. Davis           65      Independent business consultant; retired              1984
                                   President of Medical Instrument Systems
                                   Division, Eli Lilly and Company (a diversified
                                   health care company)
Reid W. Dennis             71      General Partner of various partnerships               1975
                                   associated with Institutional Venture Partners
                                   (venture capital partnerships)
Craig W. Johnson           50      Director, Venture Law Group, A Professional           1991
                                   Corporation; Secretary of the Company

     Except as set forth below, each of the nominees has been engaged in his or her principal occupation described above during the past five years. There is no family relationship between any of the directors or executive officers of the Company.

     Mr. Petersmeyer joined the Company as President, Chief Operating Officer and Director in February 1995. In February 1997, Mr. Petersmeyer became the Company's Chief Executive Officer. Prior to joining the Company, Mr. Petersmeyer was employed by Syntex Corporation, a manufacturer of pharmaceutical products, from 1991 to January 1995, where he served as Vice President of Managed Health Care from March 1993 to January 1995, as well as serving at various times as National Sales Director and Director of Corporate Development. From 1986 to 1990, he served as President and Chief Executive Officer of Beta Phase, Inc., a medical device manufacturer, and from 1982 to 1986, he was the Executive Vice President and General Manager, Ophthalmic Products Division, of CooperVision, Inc., a manufacturer and distributor of ophthalmic products.

     Ms. Bakar has been President and Chief Executive Officer of Telecare Corporation, the largest private provider of psychiatric services in the state of California, since 1987. Previously, Ms. Bakar spent seven years in the investment banking industry.

     Dr. Daniels, a founder of Collagen, was a Vice President of Collagen from September 1975 to September 1979. He served as President of Target Therapeutics, Inc., a manufacturer of medical devices for minimally invasive, non-surgical treatment of vascular diseases, from June 1985 to April 1989, and as a director from June 1985 to May 1990. Dr. Daniels is also the President, Chief Executive Officer and a director of Regional Therapeutics, Inc., a developer of collagen-based medical products, the Chairman and Chief Financial Officer of Balance Pharmaceuticals, Inc., a developer of pharmaceutical products, and a director of Cohesion Corporation, a privately held subsidiary of the Company.

     Mr. Davis was associated with Eli Lilly and Company from 1957 to 1984, where he served as Executive Vice President, Eli Lilly International Corporation, from 1972 to 1975, Executive Vice President, Pharmaceutical Division, from 1975 to 1982 and President, Medical Instrument Systems Division, from 1982 until his retirement in 1984. Mr. Davis is also a director of Alza Corporation, CardioVascular Dynamics, Inc. and Endosonics, Inc.

     Mr. Dennis served as President of Collagen from February 1976 to March 1978, as Chairman of the Board from March 1978 to February 1995, and has served as Chairman Emeritus of the Board since February 1995.

     Mr. Johnson has been a Director of Venture Law Group, A Professional Corporation, principal outside counsel to the Company, and a Partner in its predecessor partnership, since February 1993. From 1980 to February 1993, Mr. Johnson was a member of the law firm of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, principal outside counsel to the Company during such period. He was appointed Secretary of the Company in August 1986. Mr. Johnson served as Assistant Secretary of the Company for ten years prior to his appointment as Secretary. Mr. Johnson is also a director of Retix.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of nine meetings during the fiscal year ended June 30, 1997, including meetings held by conference telephone call. The Board of Directors has an Audit Committee and a Human Resources Committee. There is no committee performing the functions of a nominating committee.

     The Audit Committee recommends engagement of the Company's independent auditors, reviews the scope of the audit, considers comments made by the independent auditors with respect to the Company's internal control structure, including systems, procedures and internal accounting controls and the consideration given thereto by management, and reviews the Company's internal control structure, including systems, procedures and internal accounting controls, with the Company's financial and accounting staff. This Committee, which currently consists of directors Salquist (Chairman), Bakar and Johnson, held two meetings during fiscal 1997.

     The Human Resources Committee provides guidance and commentary for all corporate compensation, benefits, perquisite and employee (and director) equity programs. It reviews and makes recommendations to the Board regarding such matters as the Company's compensation of its officers, employee equity plans, bonus plans and bonus payments. The Human Resources Committee administers the Company's employee equity plans and approves individual equity grants, including the terms of such grants. This Committee, which currently consists of directors Davis (Chairman), Bakar and Dennis, held six meetings during fiscal 1997.

     No incumbent director attended fewer than 75% of the aggregate number of meetings (held while such director was a member) of the Board of Directors and of the committees, if any, upon which such director served during fiscal 1997.

COMPENSATION OF DIRECTORS

     The Company currently pays each director who is not an employee (currently seven persons) a monthly retainer of $1,000 ($1,500 in the case of the Chairman Emeritus), a fee of $1,000 ($1,500 in the case of the Chairman Emeritus) for each meeting of the Board attended by such director, a fee of $250 for each telephonic meeting of the Board in which such director participates and a fee of $500 for each committee meeting attended by such director on a date not coinciding with a meeting of the Board. Each nonemployee director participates in the Company's 1990 Directors' Stock Option Plan, pursuant to which nonemployee directors are automatically granted options to purchase shares of Common Stock of the Company on the terms and conditions set forth in such plan. On July 1, 1996, each of the Company's eight nonemployee directors on such date were granted a 3,000 share option at an exercise price of $19.25 per share, all pursuant to the terms of the Company's 1990 Directors' Stock Option Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

                                PROPOSAL NO. 2:

                             APPROVAL OF AMENDMENTS
                    TO THE 1985 EMPLOYEE STOCK PURCHASE PLAN

     At the Annual Meeting, stockholders are being asked to approve amendments to the 1985 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 100,000 shares to an aggregate of 700,000 shares and to permit participants to purchase up to 3,000 shares during any offering period beginning on or after January 1, 1998. The Purchase Plan provides for employee purchases of the Company's Common Stock through accumulated payroll deductions. Employees make such purchases by participation in regular offering periods from which they may withdraw at any time. The amendments, which were adopted by the Board of Directors in August 1997, will provide sufficient additional stock to continue the Company's policy of equity ownership by employees as an incentive for employees to exert maximum efforts for the success of the Company.

GENERAL AND PURPOSE

     The Purchase Plan was adopted by the Board of Directors in July 1985 and was approved by the stockholders in October 1985. The Plan was previously amended by the Board of Directors in August 1992 and by the stockholders in October 1992 to increase the number of shares reserved for issuance thereunder by 150,000 shares to an aggregate total of 600,000 shares and to increase the maximum payroll deduction from 10% to 15% of aggregate eligible compensation. The Purchase Plan is implemented by a series of offering periods, each of which continues for a period of 12 months commencing on the first day of January of each year (each an "Offering Period"), or at such other time or times as may be determined by the Board of Directors. The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Purchase Plan is further deemed to contain, and options granted thereunder shall contain, and the shares issued upon exercise thereof shall be subject to, any additional conditions and restrictions as may be required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Purchase Plan transactions. The Purchase Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     As of September 5, 1997, a total of 566,860 shares had been issued to the Company's employees under the Purchase Plan and 33,140 shares remain available for future issuance, without giving effect to the proposed amendment. The average per share issuance price for shares purchased by employees under the Purchase Plan to date was approximately $10.73 and the total net value realized by employees as a group from the purchase of such shares was $2,732,020. As of September 5, 1997, approximately 378 employees were eligible to participate in the Purchase Plan, of which 88 were participating.

PURPOSE

     The purpose of the Purchase Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions.

ADMINISTRATION

     The 1985 Purchase Plan is administered by the Board of Directors of the Company or a committee appointed by the Board (the "Administrator"). At the present time, the Purchase Plan is administered by the Human Resources Committee. All questions of interpretation or application of the Purchase Plan are determined by the Administrator.

ELIGIBILITY AND PARTICIPATION

     Employees (including officers and employee directors) who are employed for at least 20 hours per week and are employed by the Company as of the first business day of each Offering Period of the plan (the

"Offering Date") are eligible to participate in an Offering Period under the Purchase Plan, subject to certain limitations imposed by Section 423(b) of the Code and limitations on stock ownership as set forth in the Purchase Plan. No employee shall be granted an option under the Purchase Plan if (i) immediately after the grant such employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total voting power or value of all classes of stock of the Company or its subsidiaries or (ii) such option would permit such employee to purchase stock under all employee stock purchase plans of the Company and its subsidiaries at a rate which exceeds $25,000 of fair market value of such stock for each calendar year in which such option is outstanding at any time. In addition, the Purchase Plan previously provided that an employee may not be granted an option to purchase in excess of 1,700 shares of Common Stock during any Offering Period under the Purchase Plan. As amended, employees would be permitted to purchase up to 3,000 shares (subject to the other limitations described in this Proxy Statement) during any Offering Period commencing on or after January 1, 1998.

     Eligible employees become participants in the Purchase Plan by filing with the payroll office of the Company a subscription agreement authorizing payroll deductions prior to the applicable Offering Date, unless a later time for filing the subscription agreement has been set by the Administrator. Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last day of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant.

GRANT AND EXERCISE OF OPTION

     At the beginning of an Offering Period, each participant is granted an option to purchase up to that number of shares determined by dividing such employee's payroll deductions accumulated prior to the end of the offering period and retained in the participant's account as of the end of the Offering Period by the lower of (i) 85% of the fair market value of a share of the Company's Common Stock at the beginning of the Offering Period or (ii) 85% of the fair market value of a share of the Company's Common Stock at the end of the Offering Period; provided that in no event shall a participant be permitted to purchase during each Offering Period more than that number of shares determined by dividing $25,000 by the fair market value of a share of the Company's Common Stock at the beginning of the Offering Period, and provided further that such purchases shall be subject to the limitations set forth below. The Company may make a pro rata reduction in the number of shares subject to options if the total number of shares which would otherwise be subject to options granted at the beginning of an Offering Period exceeds the number of remaining available shares in the Purchase Plan. Unless an employee withdraws his or her participation in the Purchase Plan by giving written notice to the Company of his or her election to withdraw all accumulated payroll deductions prior to the end of an Offering Period, the employee's option for the purchase of shares will be exercised automatically at the end of the Offering Period, and the maximum number of full shares subject to option which are purchasable with the accumulated payroll deductions in his or her account will be purchased at the applicable purchase price determined as provided below.

     During his or her lifetime, a participant's option to purchase shares under the Purchase Plan is exercisable only by him or her. However, a participant may file a written designation of a beneficiary who is (i) to receive any shares and cash, if any, from the participant's account under the Purchase Plan in the event of such participant's death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash and (ii) to receive any cash from the participant's account under the Purchase Plan in the event of such participant's death prior to the end of the Offering Period.

PURCHASE PRICE

     The purchase price per share at which shares are sold to participating employees under the Purchase Plan is the lower of (i) 85% of the fair market value per share of the Common Stock at the time the option is granted at the commencement of the Offering Period or (ii) 85% of the fair market value per share of the Common Stock at the time the option is exercised on the last day of the Offering Period. The fair market value of the Common Stock on a given date shall be the closing price of the Common Stock on the Nasdaq National Market.

PAYROLL DEDUCTIONS

     The purchase price of the shares to be acquired under the Purchase Plan is accumulated by payroll deductions over the twelve-month Offering Period. The deductions may not be less than 2% or more than 15% of a participant's aggregate eligible compensation during the Offering Period. A participant may discontinue his or her participation in the Purchase Plan or may decrease, but not increase, his or her rate of payroll deductions during an Offering Period. Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall continue until his or her participation is terminated as provided in the Purchase Plan.

TERMINATION OF EMPLOYMENT

     Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company for at least 20 hours per week during the applicable Offering Period, cancels his or her option and his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event any change is made in the Company's capitalization in the middle of an Offering Period, such as a stock split, stock dividend, combination or reclassification, that results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment shall be made in the purchase price and in the number of shares subject to options under the Purchase Plan.

     In the event of a proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that a participant shall have the right to exercise the option as to all of the optioned stock and notifies each participant of the new exercise date.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors may at any time amend or terminate the Purchase Plan without the approval of the stockholders, except that such termination cannot affect options previously granted nor may an amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without approval of the stockholders of the Company if such amendment would increase the number of shares reserved for issuance under the Purchase Plan, permit payroll deductions at a rate in excess of 15% of a participant's aggregate eligible compensation, change the designation of employees eligible for participation in the Purchase Plan or materially increase the benefits accruing to participants in the Purchase Plan.

     The Purchase Plan shall expire in 2005 unless sooner terminated by the Administrator, provided that any options then outstanding under the Purchase Plan shall remain outstanding until they expire by their terms.

TAX INFORMATION

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the Offering Period and more than one year from the exercise date of the Offering Period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 1985 EMPLOYEE STOCK PURCHASE PLAN TO RESERVE AN ADDITIONAL 100,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER AND TO PERMIT PARTICIPANTS TO PURCHASE UP TO 3,000 SHARES DURING ANY OFFERING PERIOD. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE APPROVAL OF THE AMENDMENTS TO THE 1985 EMPLOYEE STOCK PURCHASE PLAN.

                                PROPOSAL NO. 3:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1998, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Ernst & Young LLP has audited the Company's financial statements annually since fiscal 1978. Representatives of Ernst & Young LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE PROPOSAL.

                               OTHER INFORMATION

                             COMMON STOCK OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of September 5, 1997 as to (i) each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table beginning on page 12 and (iv) all directors and executive officers as a group.

                                                                           SHARES BENEFICIALLY
                                                                                 OWNED(1)
                      5% STOCKHOLDERS, DIRECTORS,                        ------------------------
              NAMED EXECUTIVE OFFICERS, AND DIRECTORS AND                              PERCENT OF
                     EXECUTIVE OFFICERS AS A GROUP                        NUMBER        TOTAL(2)
-----------------------------------------------------------------------  ---------     ----------
Wellington Management Company(3).......................................  1,190,100        13.5%
75 State Street
Boston, MA 02109
Heartland Advisors, Inc.(4)............................................  1,050,400        11.9%
790 North Milwaukee Street
Milwaukee, WI 53202
T. Rowe Price Associates, Inc.(5)......................................    717,000         8.1%
100 East Pratt Street
Baltimore, MD 21202
Reid W. Dennis(6)......................................................    700,043         7.9%
3000 Sand Hill Road
Building 2, Suite 290
Menlo Park, CA 94025
Anne L. Bakar(7).......................................................     20,250           *
John R. Daniels, M.D.(8)...............................................    143,327         1.6%
William G. Davis(8)....................................................     31,000           *
Craig W. Johnson(9)....................................................     83,000           *
Rodney Perkins, M.D.(7)................................................     44,350           *
Roger H. Salquist(10)..................................................     36,150           *
Gary S. Petersmeyer(11)................................................     79,245           *
Deborah Webster Berard(12).............................................     47,736           *
David J. Foster(13)....................................................     45,340           *
Michael I. Levitt(14)..................................................     27,806           *
Rebecca A. Stirn(15)...................................................     12,242           *
Howard D. Palefsky(16).................................................    240,932         2.7%
All directors and executive officers as a group (17 persons)(17).......  1,292,829        14.7%

---------------

  *  Less than 1 percent.

 (1) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the other footnotes to this table.

 (2) As of September 5, 1997, 8,822,064 shares were issued and outstanding, exclusive of shares held by the Company as treasury stock.

 (3) Wellington Management Company ("WMI") is an investment advisor registered with the Securities and Exchange Commission under the Investment Advisors Act of 1940, as amended. WMI may be deemed to beneficially own the stated shares by virtue of its status as a registered investment advisor to its various investment advisory clients. Of such amount, WMI may be deemed to have shared voting power with respect to 641,300 shares and shared dispositive power with respect to 1,190,100 shares. The information presented is based upon information provided to the Company by the stockholder.

 (4) Heartland Advisors, Inc., America's Value Investor(R) ("Heartland Advisors") is an investment advisor registered with the Securities and Exchange Commission under the Investment Advisors Act of 1940, as amended. Heartland Advisors may be deemed to beneficially own the stated shares by virtue of its status as a registered investment advisor to its various investment advisory clients. Of such amount, Heartland Advisors may be deemed to have shared voting power with respect to 1,039,900 shares and shared dispositive power with respect to 1,050,400 shares. The information presented is based upon information provided to the Company by the stockholder.

 (5) T. Rowe Price Associates, Inc. may be deemed to beneficially own the stated shares by virtue of its status as a registered investment advisor to its various investment advisory clients. Of such amount, T. Rowe Price Associates, Inc. may be deemed to have sole voting power with respect to 245,500 shares and sole dispositive power with respect to 717,000 shares. The information presented is based upon information provided to the Company by the stockholder.

 (6) Includes 52,000 shares issuable upon exercise of options exercisable within 60 days of September 5, 1997; excludes 1,500 shares held by Mr. Dennis as trustee for Suzanna Weaver Dennis, in which he disclaims any beneficial ownership.

 (7) Represents shares issuable upon exercise of options exercisable within 60 days of September 5, 1997.

 (8) Includes 27,000 shares issuable upon exercise of options exercisable within 60 days of September 5, 1997.

 (9) Includes 33,000 shares issuable upon exercise of options exercisable within 60 days of September 5, 1997.

(10) Includes 24,000 shares issuable upon exercise of options exercisable within 60 days of September 5, 1997.

(11) Includes 77,800 shares issuable upon exercise of options exercisable within 60 days of September 5, 1997.

(12) Includes 41,440 shares issuable upon exercise of options exercisable within 60 days of September 5, 1997.

(13) Includes 38,330 shares issuable upon exercise of options exercisable within 60 days of September 5, 1997.

(14) Includes 27,600 shares issuable upon exercise of options exercisable within 60 days of September 5, 1997.

(15) Includes 10,840 shares issuable upon exercise of options exercisable within 60 days of September 5, 1997.

(16) Includes 174,000 shares issuable upon exercise of options exercisable within 60 days of September 5, 1997.

(17) Includes 445,950 shares issuable upon exercise of options exercisable within 60 days of September 5, 1997.

     Information with respect to the beneficial ownership of securities as of September 5, 1997 by 5% stockholders, directors and executive officers of the Company in certain affiliated companies that, by virtue of the Company's ownership interests in such companies, the Company believes may be deemed to be subsidiaries of the Company is set forth in tabular format below. The presentation of information below does not evidence a definitive determination of subsidiary status and should not be treated so for any other purpose.

                                                                       SHARES BENEFICIALLY
                                                                             OWNED(1)
                                                                      ----------------------
         5% STOCKHOLDERS, DIRECTORS, NAMED EXECUTIVE OFFICERS,                    PERCENT OF
            AND DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP           NUMBER        CLASS
    ----------------------------------------------------------------  -------     ----------
    Cohesion Corporation(2)
      Rodney Perkins, M.D.(3).......................................  314,050        34.9%
      Craig W. Johnson(4)...........................................   17,500         1.9%
                                                                        7,500           *
      All Collagen directors and executive officers as a group (17
         persons)(5)................................................  331,550        36.8%
                                                                        7,500           *

---------------

 *  Less than 1 percent.

(1) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the other footnotes to this table.

(2) Collagen Corporation owns shares of Cohesion Corporation Common Stock and Preferred Stock that, when taken together, represent 82.7% of the aggregate outstanding capital stock of Cohesion Corporation as of September 5, 1997.

(3) Represents shares of Cohesion Corporation Common Stock.

(4) Represents shares of Cohesion Corporation Common Stock (17,500 shares) and Preferred Stock (7,500 shares). Includes 5,405 shares of Common Stock and 2,317 shares of Preferred Stock held by VLG Investments 1996, an investment partnership in which Mr. Johnson has a pecuniary interest and shared voting and dispository power.

(5) Represents shares of Cohesion Corporation Common Stock (331,550 shares) and Preferred Stock (7,500 shares).

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows the compensation received by (i) the two individuals who served as Chief Executive Officer of the Company during the fiscal year ended June 30, 1997 and (ii) the four other most highly compensated executive officers of the Company serving at the end of the fiscal year ended June 30, 1997, and the compensation received by each such individual for the Company's two prior fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                  ANNUAL COMPENSATION             ------------      ALL
                                         -------------------------------------     SECURITIES      OTHER
                                                                  OTHER ANNUAL     UNDERLYING     COMPEN-
          NAME AND             FISCAL                             COMPENSATION      OPTIONS        SATION
     PRINCIPAL POSITION         YEAR     SALARY($)    BONUS($)       ($)(1)          (#)(2)        ($)(3)
-----------------------------  ------    ---------    --------    ------------    ------------    --------
Gary S. Petersmeyer(4).......   1997     $ 262,777    $108,000            --         150,000      $  2,238
  President, Chief Executive    1996     $ 213,956    $ 29,025            --          25,000      $ 36,301
  Officer and director          1995     $  83,335          --            --          60,000      $    508
Deborah Webster Berard.......   1997     $ 148,187    $ 41,620            --           6,000      $  4,608
  Vice President, Human         1996     $ 139,600    $ 18,842            --           8,000      $    301
  Resources and                 1995     $ 135,650    $ 18,293            --              --      $    291
  Administrative Services
David J. Foster..............   1997     $ 160,263    $ 47,600            --           6,000      $    453
  Senior Vice President and     1996     $ 144,306    $ 24,575            --          10,000      $    314
  General Manager,              1995     $ 136,650    $ 18,227            --              --      $    288
  Collagen Technologies Group
Michael I. Levitt............   1997     $ 163,248    $ 57,313            --           6,000      $ 19,243
  Vice President, Operations    1996     $ 153,878    $ 20,757            --           6,000      $ 20,084
                                1995     $ 143,750    $ 20,250            --          30,000      $139,876
Rebecca A. Stirn(5)..........   1997     $ 149,484    $ 42,014            --           3,000      $    505
  Vice President,               1996     $  95,053    $  8,550            --          25,000      $ 74,990
  Global Marketing Strategy     1995            --          --            --              --      $  3,000
Howard D. Palefsky(6)........   1997     $ 231,819    $650,000            --          15,000      $  1,769
  Former Chairman and           1996     $ 309,103    $ 41,817            --          20,000      $  1,935
  Chief Executive Officer       1995     $ 294,270    $ 39,826            --              --      $  1,862

---------------

(1) The value of perquisites or personal benefits is not included in the amounts disclosed if, in the aggregate for any named individual, they did not exceed the lesser of either $50,000 or ten percent of total salary and bonus reported for such individual in the Summary Compensation Table.

(2) This table does not reflect options granted subsequent to the close of fiscal 1997, which may represent grants partially in recognition of fiscal 1997 performance.

(3) Stated amounts represent (a) a hiring bonus to Mr. Petersmeyer, (b) a 15-year service award to Ms. Berard, (c) a mortgage assistance payment, a goods and services allowance and a discretionary bonus paid to Mr. Levitt in fiscal 1997, a mortgage assistance payment to Mr. Levitt in fiscal 1996 and payments for a hiring bonus, mortgage assistance and the reimbursement of relocation expenses to Mr. Levitt in fiscal 1995 and (d) fees for consulting services provided by Ms. Stirn in fiscal 1996 and fiscal 1995, prior to her commencement of employment with the Company. Remaining amounts represent insurance premiums paid by the Company for term life insurance under the Company's group life insurance employee benefit.

(4) Mr. Petersmeyer commenced employment with the Company in February 1995.

(5) Ms. Stirn commenced employment with the Company in January 1996.

(6) Mr. Palefsky resigned as Chief Executive Officer of the Company in February 1997 and as a director of the Company in June 1997.

     The following table sets forth information for the named executive officers with respect to grants of options to purchase Common Stock of the Company made during the fiscal year ended June 30, 1997.

                       STOCK OPTION GRANTS IN FISCAL 1997

                                               INDIVIDUAL GRANTS(1)                               POTENTIAL
                               -----------------------------------------------------         REALIZABLE VALUE AT
                                              % OF TOTAL                                        ASSUMED ANNUAL
                               NUMBER OF       OPTIONS                                       RATES OF STOCK PRICE
                               SECURITIES     GRANTED TO                                       APPRECIATION FOR
                               UNDERLYING     EMPLOYEES      EXERCISE                     10-YEAR OPTION TERM($)(2)
                                OPTIONS       IN FISCAL       PRICE       EXPIRATION     ----------------------------
        GRANTEE NAME           GRANTED(#)        YEAR         $/SH.          DATE            5%              10%
-----------------------------  ----------     ----------     --------     ----------     -----------     ------------
Gary S. Petersmeyer..........     20,000         4.62%        $16.75        08/09/06     $   210,680     $    533,904
                                 130,000        30.04%        $19.50        02/07/07     $ 1,594,248     $  4,040,137
Deborah Webster Berard.......      6,000         1.39%        $16.75        08/09/06     $    63,204     $    160,171
David J. Foster..............      6,000         1.39%        $16.75        08/09/06     $    63,204     $    160,171
Michael I. Levitt............      6,000         1.39%        $16.75        08/09/06     $    63,204     $    160,171
Rebecca A. Stirn.............      3,000         0.69%        $16.75        08/09/06     $    31,602     $     80,086
Howard D. Palefsky...........     15,000         3.47%        $16.75        08/09/06     $   158,010     $    400,428
All Stockholders(3)..........         --            --            --              --     $96,949,209     $245,688,329
All Employee Optionees.......    432,750          100%        $18.39(4)           (4)    $ 5,004,915     $ 12,683,437
% of Total Stockholder
  Value......................         --            --            --              --           5.34%            5.34%

---------------

(1) Consist of stock options granted pursuant to the Company's stock option plans, which generally become exercisable at a rate of two percent of the shares subject to the option per month for 50 months as long as the optionee remains an employee with, consultant to or director of the Company. The maximum term of each option granted is ten years from the date of grant. The exercise price is equal to the fair market value of the stock on the grant date.

(2) These amounts represent certain assumed rates of appreciation for a given exercise price only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock. There is no assurance that the amounts reflected will be realized.

(3) Based on an aggregate of 8,809,035 shares of Common Stock outstanding as of June 30, 1997, excluding shares held as treasury stock, and a price per share of $17.50, the fair market value of the Company's Common Stock at the close of business on such date.

(4) Represents the weighted average exercise price of options granted during fiscal 1997. Options granted during fiscal 1997 will generally expire on the date in fiscal 2007 equal to ten years from the date of grant.

     The following table sets forth information for the named executive officers with respect to exercises of options to purchase Common Stock of the Company in the fiscal year ended June 30, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                                                                OPTIONS AT FISCAL         AT FISCAL YEAR-END
                                SHARES                                YEAR-                     ($)(1)
                              ACQUIRED ON        VALUE         END(#)(EXERCISABLE/          (EXERCISABLE/
            NAME              EXERCISE(#)     REALIZED($)         UNEXERCISABLE)            UNEXERCISABLE)
----------------------------  -----------     -----------     ----------------------     --------------------
Gary S. Petersmeyer.........         --               --          57,800 / 177,200         $  8,500 / $19,000
Deborah Webster Berard......         41        $     400          41,610 /  11,340         $ 44,491 / $ 5,840
David J. Foster.............         --               --          36,340 /  12,460         $  3,100 / $ 6,400
Michael I. Levitt...........         --               --          24,240 /  17,760         $  2,220 / $ 5,280
Rebecca A. Stirn............         --               --           8,600 /  19,400         $    450 / $ 1,800
Howard D. Palefsky..........     54,000        $ 535,250         169,300 /  28,700         $688,400 / $14,600

---------------

(1) The fair market value of Collagen's Common Stock at the close of business on June 30, 1997 was $17.50 per share.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 17 shall not be incorporated by reference into any such filings.

           HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Human Resources Committee of the Board of Directors (the "Committee") is comprised of Ms. Anne L. Bakar, Mr. William G. Davis and Mr. Reid W. Dennis, all independent nonemployee directors who are not eligible to participate in any of the executive compensation programs. Mr. Davis has served as Chairman of the Committee since October 1995. The Committee oversees the administration of the Company's benefits and compensation plans, reviews corporate human resources programs and establishes policies governing the annual compensation of the executive officers of the Company.

     The following is a report submitted by the above listed committee members in their capacity as the Board's Human Resources Committee, addressing the Company's compensation policy as it related to the Company's executive officers for fiscal 1997.

COMPENSATION POLICY

     The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation, bonuses based on corporate performance and stock option grants. All executive officers, as well as senior-level managerial and technical employees, are eligible for and do participate in these compensation plans.

  Salary

     The Committee evaluates the performance and sets the salary of the Company's Chief Executive Officer, Gary S. Petersmeyer, on an annual basis. Mr. Petersmeyer evaluates the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the Committee. Survey data is drawn from comparable companies participating in medical device, biotechnology, and/or pharmaceutical executive compensation surveys, several of which are included in the peer group index in the Company's Performance Graph at page 17. Within this framework, executive salaries are determined based on individual performance, level of responsibility, the Company's overall salary structure and the financial condition of the Company. The Company's compensation policy is designed to maintain executive officer base salaries within a range approximating the median of such salary data for like characteristics.

  Bonuses

     The Company seeks to provide annual incentives and rewards to executives who make contributions of outstanding value, contingent upon the performance of the Company as a whole.

     The Company's annual bonus program is funded by the attainment of a specific operating income goal, with individual payouts based on performance relative to both additional corporate objectives and specific objectives for each executive's division. The operating income goal and the corporate objectives are recommended by the Chief Executive Officer and approved by the Committee and the full Board.

     Both the target amount and potential range of bonuses available to executive officers are set annually by the Committee. Bonus awards are weighted so that high-end bonuses are available when the Company's performance exceeds corporate target, up to a defined maximum, and proportionally smaller or no awards are made when the Company does not meet corporate targets.

  Stock Options

     The Committee believes that equity ownership provides significant additional motivation to executives to maximize value for the Company's stockholders, and therefore approves both annual and periodic grants of stock options under the Company's 1994 Stock Option Plan. The Company's primary option grants are generally approved on an annual basis largely in recognition of individual performance during the fiscal year. The amounts of the annual grants are determined relative to guidelines derived from an industry survey of executive stock compensation provided by an outside consultant. In determining individual grants, the Committee also considers individual performance, current stock option holdings and grants to others within the Company. Additional grants may be given during the fiscal year in recognition of promotions or exemplary performance achievements.

     Stock options are granted at the prevailing market price and will only have value if the Company's stock price increases over the exercise price. The Committee believes that the performance-based value of stock options serves to align the interests of executive officers closely with those of other stockholders. In accordance with this philosophy, the Company does not have a discounted option or restricted stock program for its executive officers.

     In addition to providing an opportunity for increased equity ownership, stock options also create an incentive for officers and key employees to remain with the Company for the long term, as such options become exercisable over time for so long as the officer or key employee continues his or her employment relationship with the Company.

  Deductibility of Executive Compensation

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1 million and the Committee believes that options granted under the 1994 Stock Option Plan will meet the requirements for qualifying as performance-based, the Committee believes that this section will not affect the tax deductions available to the Company. It will be the Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

CHIEF EXECUTIVE OFFICER COMPENSATION

     During fiscal 1997, the compensation of Gary S. Petersmeyer, the Chief Executive Officer of the Company, consisted of base salary and a bonus. Mr. Petersmeyer did not participate in any decisions related to his compensation.

     When Mr. Petersmeyer, who previously served as the Company's President and Chief Operating Officer, assumed the position of Chief Executive Officer in February 1997, his annual base salary was increased from $250,000 to $300,000 and he was granted an option to purchase 130,000 shares of Common Stock at an exercise price of $19.50 per share, the fair market value of the Company's Common Stock on the date of grant. See "Compensation of Executive
Officers -- Stock Option Grants in Fiscal 1997."

     After careful review of the Company's performance as measured against the annual corporate goals and objectives for fiscal 1997, the Committee determined that approximately 80% of all corporate objectives were realized for fiscal 1997. The Committee found 80% of Mr. Petersmeyer's target bonus award for the fiscal year to be appropriate relative to his total compensation package and to the compensation that chief executive officers in related industries can achieve. Accordingly, in August 1997, Mr. Petersmeyer was awarded an incentive bonus in the amount of $108,000, which represented approximately 36% of his annual salary, or 80% of the target award for individual and corporate performance in fiscal 1997.

                                SUBMITTED BY THE HUMAN RESOURCES COMMITTEE
                                OF THE BOARD OF DIRECTORS

                                Mr. William G. Davis, Chairman
                                Ms. Anne L. Bakar
                                Mr. Reid W. Dennis

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     Reid W. Dennis, Chairman Emeritus of the Board and a member of the Human Resources Committee of the Board of Directors, acted in the capacity of President of the Company from February 1976 to March 1978.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return, assuming reinvestment of all dividends, for the Company's Common Stock at June 30, 1997 since June 30, 1992 to the cumulative return over such period of (i) The Nasdaq Stock Market -- US Index and (ii) the S & P Medical Products & Supplies Index. The graph assumes that $100 was invested on June 30, 1992 in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a price per share of $18.50, the closing price on June 30, 1992. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
              AMONG COLLAGEN CORPORATION, THE NASDAQ STOCK MARKET
          -- US INDEX AND THE S & P MEDICAL PRODUCTS & SUPPLIES INDEX

                          [ INSERT PERFORMANCE GRAPH ]

                                                                   Cumulative Total Return
                                                      -------------------------------------------------
                                                      6/92     6/93     6/94     6/95     6/96     6/97

COLLAGEN CORP.............................   CGEN      100      123      102       94      106       98
NASDAQ STOCK MARKET (U.S.)................   INAS      100      126      127      169      218      265
S&P HLTH CARE (MED PRODS & SUPPLS)........   IMDP      100       82       79      121      159      211



*$100 INVESTED ON 6/30/92 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF
 DIVIDENDS; FISCAL YEAR ENDING JUNE 30.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In December 1992, the Company purchased 800,000 shares of Preferred Stock of CollOptics, Inc. ("CollOptics") for an aggregate of $500,000. In addition, the Company granted to CollOptics a license to use the Company's technology in the field of refractive surgery for long-term vision correction and entered into certain other technology-related agreements with CollOptics. In September 1995, the Company purchased an additional 1,000,000 shares of CollOptics Preferred Stock for an aggregate of $500,000. During fiscal 1997, CollOptics made certain payments to the Company, primarily for research and development services and the reimbursement of expenses paid by the Company, totaling $500,000. As of June 30, 1997, CollOptics owed the Company $769,981 for research and development services and the reimbursement of expenses paid by the Company. David J. Foster, Senior Vice President and General Manager, Collagen Technologies Group, is a director of CollOptics. As of June 30, 1997, the Company held a 47% equity interest in CollOptics.

     In November 1993, the Company purchased, for an aggregate of $65,000, 50,000 shares of Preferred Stock and 200,000 shares of Common Stock of Cohesion Corporation ("Cohesion"), a corporation formerly known as Otogen of which Dr. Rodney Perkins, a director of the Company, was the majority stockholder, Chairman and President. In addition, the Company granted to Cohesion a license to use the Company's technology in the fields of otology and neurosurgical applications, in return for which the Company was granted an additional 50,000 shares of Cohesion Common Stock. Between April 1994 and May 1996, the Company made an additional equity investment in Cohesion of $180,000 and loaned to Cohesion an aggregate of approximately $1,540,000. In May 1996, the Company purchased an additional aggregate of 875,000 shares of Cohesion Common Stock and Preferred Stock from Cohesion for an aggregate of approximately $5.1 million (including conversion of Cohesion's outstanding indebtedness to the Company) and purchased 275,000 shares of Cohesion Common Stock and Preferred Stock from Dr. Perkins for an aggregate of $1,452,500. The Company also granted to Cohesion a license to use certain of the Company's technology in the fields of tissue adhesion and anti-adhesion technology, excluding ophthalmic applications, in return for which the Company was granted an additional 75,000 shares of Cohesion Preferred Stock. In addition, the Company agreed to loan Cohesion up to $5,000,000 in the form of convertible debt, which loan may be drawn upon at the direction of the President of Cohesion, will bear an annual interest rate of the greater of the prime lending rate or 10% and will be due and payable five years after the date of the first disbursement, subject to acceleration under certain circumstances. In each of May 1997 and July 1997, the Company loaned $1,000,000 to Cohesion under the loan commitment and purchased 25,000 shares of Cohesion Common Stock from Dr. Perkins. In connection with the loan transaction, Dr. Perkins granted the Company an option to purchase up to 125,000 additional shares of Cohesion Common Stock held by Dr. Perkins, which option becomes exercisable as to 25,000 shares for each $1,000,000 of the loan commitment that is disbursed. In addition, in connection with this transaction, the Company agreed to grant Dr. Perkins an option to purchase up to 77,500 shares of the Company's Common Stock in connection with his continued participation on the Cohesion Board of Directors. The Company also anticipated that Cohesion would draw down an additional $1,000,000 pursuant to the loan transaction, prior to September 30, 1997. Cohesion pays Dr. Perkins $25,000 annually to serve as the Chairman of its Board of Directors. In connection with the May 1996 stock purchase transactions, Craig W. Johnson, a director and Secretary of the Company, and an investment partnership in which he holds a beneficial interest purchased an aggregate of 25,000 shares of Cohesion Common Stock and Preferred Stock for an aggregate of $127,750. In June 1996, Dr. John R. Daniels, a director of the Company, was appointed to Cohesion's Board of Directors. As of June 30, 1997, the Company held an 82.7% equity interest in Cohesion.

     In October 1995, Ross Erickson, then an executive officer of the Company and currently an executive officer of Cohesion, borrowed $120,000 from the Company pursuant to a secured promissory note. This debt was secured by real property purchased by Mr. Erickson and all shares of the Company's stock issued to Mr. Erickson pursuant to the exercise of stock options. In May 1997, all amounts due to the Company under such loan were repaid and the loan was assumed by Cohesion.

     In October 1995, the Company purchased 1,869,159 shares of Preferred Stock of Innovasive Devices, Inc. ("Innovasive") for $4,000,000. In connection with this investment, the Company entered into Research and Development, Distribution and Manufacturing and Supply Agreements with Innovasive with respect to tissue fixation devices manufactured from collagen-based materials using the Company's proprietary technology. Shortly following its investment in Innovasive, the Company purchased from Howard D. Palefsky, the former Chairman and Chief Executive Officer of the Company, all of his holdings of Innovasive capital stock (30,303 shares) for an aggregate of $63,552. During fiscal 1997, pursuant to the terms of the Research and Development Agreement, Innovasive made payments to the Company totaling $698,665 for research and development services and reimbursement of expenses paid by the Company. As of June 30, 1997, Innovasive owed the Company $289,243 for research and development services and the reimbursement of expenses paid by the Company. The Company is entitled to elect one member of Innovasive's Board of Directors so long as it holds five percent of Innovasive's capital stock on a fully diluted basis. Mr. Foster is the Company's current designee on the Innovasive Board of Directors. As of June 30, 1997, the Company held approximately 12% of Innovasive's outstanding capital stock.

     Since February 1993, the Company has retained as its principal outside legal counsel Venture Law Group, A Professional Corporation, a law firm of which Mr. Johnson is a director. Prior to such time, the Company had retained Wilson, Sonsini, Goodrich & Rosati, Professional Corporation ("WSG&R"), as its principal outside legal counsel since 1977. From 1980 until February 1993, Mr. Johnson was a member of WSG&R.

     In August 1994, June 1995 and December 1995, Mr. Palefsky borrowed an aggregate of $475,000 from the Company pursuant to promissory notes (the "Notes") secured by all shares of the Company's capital stock held by Mr. Palefsky while such debt is outstanding, and bearing an annual interest rate equal to the lesser of 10% or the prime rate at the close of each quarter for which interest accrues. In February 1996, Mr. Palefsky borrowed an additional $1,080,000 from the Company on an unsecured basis pursuant to a promissory note bearing an annual interest rate equal to the lesser of 10% or the prime rate at the close of each quarter for which interest accrues.

     In March, 1997, Mr. Palefsky entered into an Agreement with the Company dated March 15, 1997 in connection with the severance of his employment relationship with the Company; at the same time, Mr. Palefsky entered into a consulting relationship with the Company. Under the Agreement, the Company agreed to pay Mr. Palefsky a consulting fee of $29,167 during each of the first 24 months of his consultancy. As additional compensation for services during his consultancy and for Mr. Palefsky's execution and adherence to a noncompetition agreement with the Company, the Company agreed to: (i) pay Mr. Palefsky a bonus of $650,000, (ii) conditioned on completion of the first year of his consultancy and noncompetition, pay Mr. Palefsky a bonus of $225,000 on the first anniversary date of the Agreement and forgive $425,000 of the principal and any accrued interest thereon of outstanding loans totaling $475,000 in principal amount, made to Mr. Palefsky by the Company and (iii) conditioned on completion of the second year of Mr. Palefsky's consultancy, the Company agreed to forgive the balance of the principal and any accrued interest thereon of the above loans and also to forgive the entire principal balance and any accrued interest thereon of the loan in the principal amount of $1,080,000 made by the Company in February 1996 to Mr. Palefsky. During his consultancy, Mr. Palefsky is also entitled to reimbursement for his reasonable expenses incurred in connection with rendering consulting services to the Company. Mr. Palefsky's options to purchase stock of the Company shall continue to vest during his period of consultancy and shall, in any event, be fully vested on conclusion of the consultancy, for any reason.

     In July 1996, Reid W. Dennis, Chairman Emeritus and a director of the Company, borrowed $1,000,000 from the Company on an unsecured basis pursuant to a promissory note bearing an annual interest rate of 8.25%. Mr. Dennis repaid the entire balance of principal and accrued interest on this note on September 11, 1996.

     In February 1997, the Company entered into an employment agreement with Gary S. Petersmeyer, the Company's President and Chief Executive Officer, containing arrangements pursuant to which Mr. Petersmeyer is entitled to receive, in the event of his involuntary termination (other than for cause) by the Company (apart from a change of control), a lump sum payment of 12 months base salary, a lump sum payment equal to Mr. Petersmeyer's scheduled bonus, and accelerated vesting of any options previously granted to and held by Mr. Petersmeyer as of the termination date, to the extent that such options would have vested during the 12 months following the termination date. In the event of his involuntary termination (other than for cause) by the Company within 24 months following a "change of control," Mr. Petersmeyer is entitled to a lump sum payment of 24 months base salary, a lump sum payment equal to two times Mr. Petersmeyer's scheduled bonus, and accelerated vesting of any options previously granted to and held by Mr. Petersmeyer as of the termination date, to the extent that such options would have vested during the 24 months following the termination date.

     The Company also entered into certain "change of control" arrangements with certain of its executive officers pursuant to which all options granted to such executive officers to purchase the Company's Common Stock shall immediately vest in the event that such officer's employment is involuntarily terminated without cause within a specified period of time following a change of control. Events constituting a change of control include (i) any person acquiring 50% or more of the total voting power represented by the Company's then outstanding voting securities without the approval of the Company's Board of Directors; (ii) any merger, sale of assets or liquidation of the Company in which the Company's outstanding voting securities prior to the transaction cease to represent at least 50% of the total voting power represented by the voting securities of the Company or of the surviving entity after the transaction; or (iii) replacing a majority of the Company's Board of Directors.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC"). Specific filing deadlines of these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended June 30, 1997. To the best of the Company's knowledge, all of these filing requirements have been satisfied except that Ms. Berard and Mr. Palefsky each reported a single option exercise approximately two months after such report was due. In making these statements, the Company has relied solely on written representations of its directors and executive officers and any ten percent holders and copies of the reports that they filed with the SEC.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Craig W. Johnson, Secretary
Dated: September 26, 1997

K                                                                              B

[   ]

1.  ELECTION OF DIRECTORS

    FOR all nominees       WITHHOLD AUTHORITY to vote for        *EXCEPTIONS
    listed below [ ]       all nominees listed below [ ]                    [ ]

    Nominees: ANNE L. BAKAR, JOHN R. DANIELS, M.D., WILLIAM G. DAVIS, REID W. DENNIS, CRAIG W. JOHNSON, GARY S. PETERSMEYER. (INSTRUCTIONS: To Withhold Authority To Vote For Any Individual Nominee, Mark The "Exceptions" Box And Strike A Line Through That Nominee's Name.)

2.  PROPOSAL TO AMEND THE COMPANY'S 1985 EMPLOYEE      FOR    AGAINST   ABSTAIN
    STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF      [ ]      [ ]       [ ]
    OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE
    THEREUNDER BY 100,000 SHARES TO 700,000 SHARES,
    AND TO PERMIT PARTICIPANTS TO PURCHASE UP TO
    3,000 SHARES DURING ANY OFFERING PERIOD:

3.  PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST &      FOR    AGAINST   ABSTAIN
    YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE       [ ]      [ ]       [ ]
    COMPANY FOR THE CURRENT FISCAL YEAR:

    and, in their discretion, the proxies are authorized to vote upon such other matter or matters as may properly come before the meeting or any adjournment(s) thereof.

                                                     Change of Address and or
                                                     Comments Mark Here  [ ]


DATED:                        , 1997   Please sign exactly as name appears to
      ------------------------         the left. When shares are held by joint
                                       tenants, both should sign. When signing
                                       as attorney, executor, administrator,
------------------------------------   trustee or guardian, please give full
              Signature                title as such. If a corporation, please
                                       sign in full corporate name by President
                                       or other authorized officer. If a
------------------------------------   partnership, please sign in partnership
     Signature if held jointly         name by authorized person.


     Votes MUST be indicated (X) in Black or Blue ink.  [X]

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            OF COLLAGEN CORPORATION

                      1997 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints REID W. DENNIS, CRAIG W. JOHNSON, and GARY
S. PETERSMEYER, and each of them, with full power of substitution, as proxies, and authorizes them to represent and to vote, as designated below, all the stock of COLLAGEN CORPORATION that the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders of COLLAGEN CORPORATION to be held on October 29, 1997, at 10:00 a.m., local time, at the Company's principal offices located at 2500 Faber Place, Palo Alto, California 94303, and at any adjournment or postponement thereof, as indicated on the reverse side.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s).

     If no direction is made, this proxy will be voted in the Election of Directors in the manner described in the Proxy Statement, FOR the proposal to amend the Company's 1995 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 100,000 shares to an aggregate of 700,000 shares, and to permit participants to purchase up to 3,000 shares during any Offering Period, and FOR the proposal to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year. If this proxy is executed in such manner as not to withhold authority to vote for the election of any nominee to the Board of Directors, it shall be deemed to grant such authority.


(Continued, and to be dated and signed on the reverse side)


                                                      COLLAGEN CORPORATION
                                                      P.O. BOX 11042
                                                      NEW YORK, N.Y. 10203-0042